UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2024

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Company’s Current Report on Form 8-K, filed on August 14, 2024, and as amended on October 18, 2024, LuxUrban Hotels Inc. (the “Company”) commenced a private offering (the “2024 Debt Placement”) under the terms of a securities purchase agreement dated August 13, 2024 (the “August 2024 SPA”), pursuant to which it could sell senior secured convertible promissory notes (the “2024 Notes”) in an aggregate principal amount of up to $10,000,000, together with common stock purchase warrants (the “2024 Note Warrants”), in one or more closings through August 30, 2024. On October 18, 2024, the Company amended the terms of the 2024 Debt Placement through a modification agreement (the “Modification”), which extended the offering period through November 6, 2024, and allowed for the issuance of up to an additional $5,000,000 in principal amount of 2024 Notes and 2024 Note Warrants under a second securities purchase agreement dated October 18, 2024 (the “October 2024 SPA” and, together with the August 2024 SPA, the “2024 SPA”).

On November 6, 2024, the Company completed the 2024 Debt Placement with the sale of $1,500,000 in principal amount of 2024 Notes under the October 2024 SPA. This final sale increased the total aggregate principal amount of 2024 Notes sold under the 2024 SPA to $10,446,886. The offering period for the 2024 Debt Placement has now ended, and no further sales of 2024 Notes or 2024 Note Warrants will occur under the 2024 SPA.

The proceeds from the 2024 Debt Placement will be used as previously disclosed, including for working capital and other general corporate purposes to advance the Company’s “Lux 2.0” initiative, which aims to address financial and operational inefficiencies and establish a platform for long-term stockholder value creation. The purchasers in the 2024 Debt Placement consisted primarily of existing stockholders of the Company, with certain purchasers having the right to acquire additional 2024 Notes prior to the expiration of the offering period.

As part of the Modification, the conversion and exercise prices for the 2024 Notes and 2024 Note Warrants were reset to $0.060 per share, subject to further adjustment as described in the Company’s October 18, 2024 amendment to this Current Report on Form 8-K. Additionally, the interest rate on the 2024 Notes was temporarily increased to 22% for the period from August 15, 2024, to September 25, 2024, as a result of the Company’s late filing of its Quarterly Report on Form 10-Q for the six months ended June 30, 2024. The interest rate reverted to 18% on September 26, 2024, following the filing of the Form 10-Q. The Company anticipates effecting a reverse stock split on a 1-for-30 to 1-for-70 basis. The Company anticipates announcing the specific ratio and effective date this week. Cash will be paid for fractional shares resulting from the split in lieu of rounding up. In the event the 3-Day VWAP of the Company’s common stock for the three trading days immediately following the date of the split (or effectiveness of the registration statement to be filed by the Company to register the resale of the shares underlying the 2024 Notes and 2024 Warrants) is lower than the then-current initial split-adjusted conversion and exercise prices (i.e., $0.06 pre-split), such conversion prices and exercise prices shall be reset to such 3-Day VWAP, with a floor of $0.05 (pre-split). As of the date of this report, the Company had outstanding 151,854,265 shares of common stock.

The 2024 Notes remain secured by substantially all of the Company’s assets under the terms of the guarantee and security agreement dated August 13, 2024 (the “2024 Security Agreement”). As previously disclosed, the Company has eliminated its prior obligations and rights related to the potential conversion of the 2024 Notes into a new class of preferred stock. The 2024 Notes are convertible into shares of the Company’s common stock at the holder’s election, subject to the completion of certain conditions, including the implementation of a proposed reverse stock split.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

The 2024 Notes and 2024 Note Warrants, as well as the shares issuable upon their conversion or exercise, will not be registered under the Securities Act and may not be offered or sold without an applicable exemption.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Form of Modification Agreement, by and between the Company and August 2024 Note Holders (October 18, 2024).*
10.2	Form of October 2024 Securities Purchase Agreement.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously Filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
		Name:	Michael James
		Title:	Chief Financial Officer

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